Exhibit 99.1

root9B Holdings Reschedules Annual Meeting of Stockholders; Updates Status of 10-Q Filing

Colorado Springs, CO – May 24, 2017 - root9B Holdings, Inc. (Nasdaq: RTNB) ("RTNB") today announced that its Board of Directors has rescheduled the 2017 annual meeting of stockholders originally scheduled for May 24, 2017. The annual meeting is now scheduled to take place on July 19, 2017 at 10:15 am ET at the offices of the Company located at 102 N. Cascade Avenue, Suite 220, Colorado Springs, CO 80919.

The previously announced transition of the Chief Executive Officer of RTNB from Joseph J. Grano, Jr. to Eric Hipkins on May 24, 2017 will take place as scheduled. Mr. Grano will remain with RTNB as Non-Executive Chairman of the Board.

RTNB also announced that it will require additional time to file its Form 10-Q for the period ended March 31, 2017. RTNB filed an extension on May 16, 2017 with the Securities and Exchange Commission, and was granted an additional 5 calendar days to file its Form 10-Q. RTNB received a notification letter from The Nasdaq Stock Market on May 23, 2017 that it is not in compliance with Nasdaq Listing Rule 5250(c)(1) because RTNB did not timely file its Form 10-Q with the Securities and Exchange Commission. The Nasdaq letter provides that RTNB has until July 25, 2017 to submit a plan to regain compliance. RTNB now expects that it will complete and file its Form 10-Q in June, at which time it will automatically regain compliance with Nasdaq Listing Rules.

About root9B

Ranked as the #1 Cybersecurity company for 2016 by Cybersecurity Ventures, root9B stands in defiance of the unwanted human presence within our clients' networks by attacking the root of the problem—the adversary's ability to gain entry and remain undetected. root9B's application of advanced technology developed through cutting-edge R&D and engineering and refined through relevant, hands-on training is revolutionary. root9B combines next generation technology, tactics development, specialty tools, and deep mission experience. root9B personnel leverage their extensive backgrounds in the U.S. Intelligence Community to conduct advanced vulnerability analysis, penetration testing, digital forensics, incident response, Industrial Control System (ICS) security, and HUNT (Active Adversary Pursuit) engagements on networks worldwide. For more information, visit www.root9B.com.

About root9B Holdings, Inc.

root9B Holdings is a leading provider of Cybersecurity and Regulatory Risk Mitigation Services. Through its wholly owned subsidiaries root9B, Business Advisory Services and IPSA International Services, Inc., the Company delivers results that improve productivity, mitigate risk and maximize profits. Its clients range in size from Fortune 100 companies to mid-sized and owner-managed businesses across a broad range of industries including local, state and government agencies. For more information, visit www.root9bholdings.com.

Forward Looking Statements

Certain statements contained in this press release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are based upon the Company's current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Certain risks and uncertainties facing the Company are described more fully in the Company's periodic reports filed with the SEC available at www.sec.gov. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

Investors:

The Equity Group Inc.
Devin Sullivan
dsullivan@equityny.com
212-836-9608

Media Contact:

Zito Partners
Andrew Hoffman
andrew@zitopartners.com
908-546-7447